EXHIBIT 10.3

HC2 Holdings, Inc.
450 Park Avenue, 30th Floor
New York, New York 10022

JDS1, LLC
2200 Fletcher Avenue, Suite 501
Fort Lee, New Jersey 07024
Attention: Julian Singer
Telephone: +1-201-592-3400
(By Email)

CCUR Holdings, Inc.
6470 East Johns Crossing, Suite 490
Duluth, Georgia 30097
Attention: Warren Sutherland
(By Email)
July 5, 2020
Ladies and Gentlemen:
Reference is hereby made to that certain Agreement, dated as of May 13, 2020 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”), by and among JDS1, LLC, a Delaware limited liability company, CCUR Holdings, Inc., a Delaware corporation (collectively, “JDS1”), and HC2 Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.
In connection with the Company’s announcement on June 11, 2020 that, effective as of such date, Philip A. Falcone is no longer serving as the Chief Executive Officer of the Company, the board of directors of the Company (the “Board”) has determined not to include Mr. Falcone in the Company’s slate of directors for its 2020 annual meeting of stockholders (the “2020 Annual Meeting”), scheduled to be held on July 8, 2020. In connection with the Agreement and that certain cooperation agreement, dated as of May 13, 2020, by and among MG Capital Management Ltd., Percy Rockdale LLC, Rio Royal LLC and the Company (the “MG Capital Agreement”), and the transactions contemplated thereby, and notwithstanding anything to the contrary contained in the Agreement and the MG Capital Agreement, each of the Parties acknowledges, as a result of the foregoing and certain other matters, that (i) Mr. Falcone will not be included on the 2020 Director Slate, (ii) the Board will take such actions as are necessary to reduce the size of the Board to six (6) directors, effective as of the completion of the 2020 Annual Meeting on July 30, 2020, and (iii) the 2020 Annual Meeting will be convened on July 8, 2020, solely for purposes of adjourning the 2020 Annual Meeting to July 30, 2020.

The parties hereby acknowledge and agree that nothing in this letter shall constitute a violation of the other terms and conditions of the Agreement.
Except as otherwise expressly provided herein, all of the terms, agreements and conditions of the Agreement remain unwaived and unchanged and continue in full force and effect. This letter is limited precisely as written and shall not be deemed to be a waiver of any other term, agreement or condition of the Agreement. The provisions of Sections 8 through 10 and 12 through 17 of the Agreement are hereby incorporated herein by reference, mutatis mutandis, as if set forth herein and shall apply to this letter. Any conflict arising between this letter and the Agreement shall be resolved in favor of the terms and intent of this letter.
[Signature Pages Follow]

Very truly yours,
HC2 HOLDINGS, INC.

By: /s/ Joseph A. Ferraro
        Name: Joseph A. Ferraro
        Title:  Chief Legal Officer

cc:   Richard J. Grossman (by email)
          Skadden, Arps, Slate, Meagher & Flom LLP

         Paul N. Silverstein (by email)
         Melinda Brunger
          Hunton Andrews Kurth LLP

[Signature Page to JDS1 Letter Agreement]

Agreed and accepted as of the date first written above:

JDS1, LLC
By: /s/ Julian Singer ___________
Name:  Julian Singer
Title:  President

CCUR Holdings, Inc.
By: /s/ Warren Sutherland ______
Name:  Warren Sutherland
Title: Chief Financial Officer

[Signature Page to JDS1 Letter Agreement]